Exhibit 10.3

AVERY DENNISON CORPORATION

MARKET-LEVERAGED STOCK UNIT AGREEMENT

THIS AGREEMENT, dated [Grant Date] (the “Grant Date”), is made by and between Avery Dennison Corporation, a Delaware corporation (“Company”) and [Participant Name], an Employee (“Awardee”).

WHEREAS, the Committee or the Chief Executive Officer of the Company, in his capacity as a delegate of the Administrator in accordance with Section 12.6 of the Plan, has decided to grant an Award of Restricted Stock Units, in the form of market-leveraged stock units (“MSUs”), provided for herein to Awardee under the terms of the Avery Dennison Corporation 2017 Incentive Award Plan (the “Plan”).

NOW, THEREFORE, the Company and Awardee agree as follows:

Article 1 - DEFINITIONS

Terms not defined herein shall have the meaning given in the Plan.

Article 2 - TERMS OF AWARD

Section 2.1       MSU Award

(a)        As of the Grant Date, the Company grants to Awardee an Award of [Number of shares granted] MSUs (the “MSU Award”), representing the right to receive Shares in the future in an amount based upon the Total Shareholder Return (as defined below) at the end of each Performance Period described in Section 2.2, subject to the terms and conditions set forth in this Agreement and the Plan.  The MSU Award shall be held on the books and records of the Company (or its designee) for Awardee’s MSU account, but shall not represent an equity interest in the Company until such time as actual Shares, if any, are issued to Awardee.  The MSU Award shall vest and be settled in Shares as set forth in this Agreement. No portion of the MSU Award may be sold, pledged, assigned, or transferred in any manner, other than (i) by will or the laws of descent and distribution or (ii) subject to the consent of the Administrator, pursuant to a DRO, unless and until the MSU Award vests and the Shares are issued to Awardee.

(b)        Whenever dividends are paid or distributions made with respect to Common Stock, Awardee shall be entitled to Dividend Equivalents in an amount equal in value to the amount of the dividend paid or property distributed on a single Share multiplied by the number of MSUs in Awardee’s MSU account as of the record date for such dividend or distribution, which Dividend Equivalents shall be credited as additional MSUs (rounded down to the nearest whole MSU with fractional MSUs, if any, forfeited) to Awardee’s MSU account as of the payable date for such dividend or distribution. The Dividend Equivalents credited as additional MSUs shall vest and be settled in Shares subject to the same terms and conditions as the related MSUs.

Section 2.2       Performance Period

(a)        The MSUs shall be ratably divided into four tranches (each, a “Tranche”) and each Tranche shall be associated with a specific Performance Period which shall commence on January 1 of the year of grant and end on December 31 of that year (First Tranche), the following year (Second Tranche), the next following year (Third Tranche) and the next following year (Fourth Tranche) (each such Performance Period, a “Performance Period” for the applicable Tranche and the last day of such period, a “Performance Period End Date” for the applicable Tranche).

(b)        Each Tranche of the MSUs is unvested as of the Grant Date and, unless earlier forfeited pursuant to the terms of this Agreement, shall be eligible to vest on the Share Vesting Date with

Employee MSU Agreement 5-31-17

respect to such Tranche.  For purposes of this Agreement, “Share Vesting Date” shall mean, with respect to each Tranche, the earlier of (i) the date of the Committee’s certification of the Total Shareholder Return (which shall occur within 60 days after the end of the January following such Tranche’s Performance Period) (the “Certification Date”), or (ii) the date of Termination of Service (A) due to death or Disability or (B) by the Company (or any surviving or successor corporation or parent or subsidiary thereof) without Cause occurring both (x) upon or within 24 months following a Change in Control and (y) at least one year after the Grant Date; provided that, notwithstanding the foregoing, in the event any Termination of Service occurs after the Performance Period End Date, but before the Certification Date, with respect to any Tranche, the Share Vesting Date for such Tranche shall be the Certification Date for such Tranche.

Section 2.3       Termination of Employment

Subject to Section 2.4:

(a)        If Awardee experiences a Termination of Service for any reason after the Performance Period End Date, but before the Share Vesting Date, with respect to any Tranche, the MSUs of such Tranche will remain outstanding and eligible to vest on and after the date of Termination of Service.

(b)        If Awardee experiences a Termination of Service for any reason (other than as set forth in Section 2.3(c), 2.3(d) or 2.3(e)), except as set forth in Section 2.3(a), all MSUs which remain outstanding on the date of Awardee’s Termination of Service shall be forfeited by Awardee for no consideration as of Awardee’s Termination of Service.

(c)        If Awardee experiences a Termination of Service due to Awardee’s death or Disability occurring at least one year after the Grant Date:

(i)         a portion of the MSUs with respect to all Performance Periods ending on or after the date of Termination of Service will remain outstanding and eligible to vest on the date of Termination of Service (as set forth in Section 3.2(a)) based on a prorated time-based formula for each applicable Tranche which, with respect to each such Tranche, shall equal (A) the total number of full months between the first day of the Performance Period and the end of month in which the Termination of Service occurs divided by the total number of full months in such Tranche’s Performance Period, multiplied by (B) the number of MSUs of such Tranche; and

(ii)         all MSUs that do not otherwise remain outstanding pursuant to Section 2.3(a) or 2.3(c)(i) shall be forfeited by Awardee for no consideration as of Awardee’s Termination of Service.

(d)        If Awardee experiences a Termination of Service as a result of Retirement occurring at least one year after the Grant Date:

(i)         a portion of the MSUs with respect to all Performance Periods ending on or after the date of Termination of Service will remain outstanding and eligible to vest on and after the date of Termination of Service based on a prorated time-based formula for each applicable Tranche which, with respect to each such Tranche, shall equal (A) the total number of full months between the first day of the Performance Period and the end of month in which the Termination of Service occurs divided by the total number of full months in such Tranche’s Performance Period, multiplied by (B) the number of MSUs of such Tranche; and

(ii)         all MSUs that do not otherwise remain outstanding pursuant to Section 2.3(a) or 2.3(d)(i) shall be forfeited by Awardee for no consideration as of Awardee’s Termination of Service.

For the avoidance of doubt, any MSUs that remain outstanding pursuant to this Section 2.3(d) will be eligible to vest thereafter based on Total Shareholder Return as set forth in Section 3.2(b).

(e)        If Awardee experiences a Termination of Service by the Company (or any surviving or successor corporation or parent or subsidiary thereof) without Cause occurring both (i) upon or within twenty-four (24) months following a Change in Control and (ii) at least one year after the Grant Date, all outstanding MSUs (other than those described in Section 2.3(a)) will remain outstanding and vest (as set forth in Section 3.2(a)) on the date of Termination of Service.

Section 2.4       Adjustments in MSU Award

Without limiting any other actions under Section 13.2 of the Plan, in the event of an Equity Restructuring, the Administrator shall make appropriate and equitable adjustments to the MSU Award granted hereunder in accordance with Section 13.2(c) of the Plan.

Article 3 - ISSUANCE OF SHARES

Section 3.1       Issuance of Shares

Subject to Section 3.3 below, the Company shall issue the number of Shares set forth in Section 3.2 via electronic transfer to Awardee’s brokerage account (less any Shares traded to cover, or associated with net settlement of, withholding taxes) as soon as practical following the Share Vesting Date, but in no event later than sixty (60) days after the applicable Share Vesting Date; provided, however, that, if Awardee is determined at the time of his or her separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed settlement of the MSUs is required in order to avoid a prohibited distribution under Section 409A, such payment shall be made on the earlier of (a) the expiration of the six-month period measured from the date of Awardee’s “separation from service” (as defined in Section 409A) or (b) the date of Awardee’s death.  The determination of whether Awardee is a “specified employee” shall be made by the Company in accordance with the terms of Section 409A.  Issuance of these Shares with respect to any Tranche shall satisfy the Company’s obligations under this Agreement with respect to such Tranche in full and, after such issuance, Awardee shall forfeit and have no rights with respect to the MSUs of such Tranche or any Shares due thereunder. The Shares deliverable for the MSU Award, or any part thereof, may be either previously authorized but unissued shares, treasury shares or shares purchased on the open market. Such Shares shall be fully paid and nonassessable.  Awardee shall not have the rights of a shareholder with respect to this MSU Award until the Shares, if any, are issued to Awardee.

Section 3.2       Vesting/Number of Shares

(a)        In the event of a Share Vesting Date other than the Certification Date, (i) the outstanding MSUs associated with such Share Vesting Date (after taking into account the effects of Sections 2.3(c) and 2.3(e)) shall, unless previously forfeited, vest on such Share Vesting Date and (ii) subject to Section 3.3, the number of Shares that shall be issued following such Share Vesting Date will equal the number of such vested MSUs.

(b)        In the event of any Share Vesting Date that is the Certification Date (including, without limitation, any Share Vesting Date with respect to MSUs described in Section 2.3(a)):

(i)         if the Total Shareholder Return for the applicable Tranche’s Performance Period is equal to or greater than 1.10, then (A) the MSUs of such Tranche, unless previously forfeited, shall vest and (B) subject to Section 3.3, the number of Shares that shall be issued following such Share Vesting Date will equal the product of (x) the number of vested MSUs of the applicable Tranche and (y) the sum of (I) 1.00 and (II) a fraction, the numerator of which is the excess of such Total Shareholder Return over 1.10, and the denominator of which is 0.65; provided that such fraction shall not exceed 1.00.

(ii)         if the Total Shareholder Return for the applicable Tranche’s Performance Period is equal to or greater than 0.85 and less than 1.10, then (A) the MSUs of such Tranche, unless previously forfeited, shall vest and (B) subject to Section 3.3, the number of Shares that shall be issued following such Share Vesting Date will equal the product of (x) the number of vested MSUs of the applicable Tranche and (y) the sum of (I) 0.85 and (II) the product of (X) 0.15 and (Y) a fraction the numerator of which is the excess of such Total Shareholder Return over 0.85, and the denominator of which is 0.25.

(iii)        if the Total Shareholder Return for the applicable Tranche’s Performance Period is less than 0.85, then no MSUs of such Tranche shall vest and such MSUs shall be forfeited by Awardee for no consideration as of such Share Vesting Date.

(c)        For purposes of this Agreement, “Total Shareholder Return” shall equal, with respect to a Performance Period, (i) the sum of (A) the average closing share price of Common Stock for all trading days of the January following the respective Performance Period End Date (or, if Common Stock is not traded on an established securities exchange, the Fair Market Value of a Share as of the Share Vesting Date), and (B) the aggregate amount of all dividends paid (on a per Share basis) during such Performance Period, divided by (ii) the average closing share price of Common Stock for all trading days in January of the year of grant.

Section 3.3       Conditions to Issuance of Shares

(a)        Without limiting any conditions set forth in Section 11.4 of the Plan, the issuance of Shares is subject to the following conditions:

(i)         The receipt by the Company of full payment or withholding for all related taxes in accordance with the Plan.  Awardee shall be liable for any and all taxes, including withholding taxes, arising out of this MSU Award or the vesting or settlement of the MSU Award.  Subject to the terms and conditions of Section 11.2 of the Plan, the Company may withhold Shares deliverable under the MSU Award to satisfy such tax obligation or take any other actions permitted pursuant to Section 11.2 of the Plan; and

(ii)         Awardee establishing an equity account with a broker designated by the Company so that the Shares from vested MSUs (after withholding for applicable taxes) may be electronically transferred to Awardee’s account.

Article 4- MISCELLANEOUS

Section 4.1       Agreement Subject to the Plan

The Agreement is subject to the terms of the Plan, and in the event of any conflict between this Agreement and the Plan, the Plan shall control.

Section 4.2       Administration / Compensation Recovery

The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules and procedures for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules and procedures. Nothing in the Plan or in this Agreement confers upon Awardee any right to continue as an employee for the Company or any of its Subsidiaries interferes with or restricts in any way the rights of the Company or any of its Subsidiaries under Section 4.4 of the Plan.

Without limiting Section 11.5 of the Plan, in the case of fraud or other intentional misconduct on the part of Awardee (or any other event or circumstance set forth in any clawback policy implemented by the Company or any Subsidiary, including, without limitation, any clawback policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder (including, without limitation, any listing rules or standards resulting therefrom)) that necessitates a restatement of the Company’s or any Subsidiary’s financial results (including, without limitation, any accounting restatement due to the material noncompliance with any financial reporting requirement), Awardee will be required to reimburse the Company or a Subsidiary for any incentive compensation issued to Awardee under the Plan (including, without limitation, the MSU Award and Shares issued to Awardee under the MSU Award) in excess of the amount that would have been issued to Awardee based on the restated financial results, as determined by the Company or any Subsidiary pursuant to any applicable clawback policy or otherwise.

Section 4.3       Section 409A

The MSU Award granted hereunder is intended to be exempt from or comply in all respects with Section 409A, and this Agreement shall be interpreted accordingly.  However, in the event that following the Grant Date the Administrator determines that the MSU Award may be subject to Section 409A, the Administrator may (but is not obligated to), without Awardee’s consent, adopt such amendments to the Plan and this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the MSU Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the MSU Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of the MSU Award under Section 409A or otherwise. The Company shall have no obligation to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to the MSU Award and shall have no liability to Awardee or any other person if the MSU Award is determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A. No provision of this Agreement or the Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Awardee or any other individual to the Company or any of its affiliates, employees or agents.

Section 4.4       Construction

This Agreement and the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.  Titles are provided in this Agreement for convenience only and shall not serve as a basis for interpretation or construction of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties.

Awardee	Avery Dennison Corporation

[Signed Electronically]	By:	/s/ Mitchell R. Butier
President & Chief Executive Officer

Acceptance Date: [Acceptance Date]